EXHIBIT 99.1

F I N A N C I A L
RELATIONS BOARD

                                 RE:  NN, Inc.
                       2000 Waters Edge Drive
                                                                                       Johnson City, TN  37604

FOR FURTHER INFORMATION:

AT THE COMPANY	AT FINANCIAL RELATIONS BOARD
Will Kelly	Marilynn Meek	Susan Garland
Vice President and Chief Administrative Officer	(General info)	(Analyst info)
(423) 743-9151	212-827-3773	212-827-3775

FOR IMMEDIATE RELEASE
March 16, 2009

NN, INC. ANNOUNCES AMENDED AND RESTATED CREDIT FACILITIES

Johnson City, Tenn., March 16, 2009 – NN, Inc. (Nasdaq: NNBR) today announced that it had amended and restated its two current credit facilities.

Mr. James H. Dorton, Vice President and Chief Financial Officer commented, “On March 13, 2009, we amended and restated our current revolving credit facility with Key Bank as the administrative agent.  At that time, we also amended and restated the terms of the agreement for our senior notes.  These facilities were revised to change certain financial covenants to reflect current economic and business conditions and to assure the availability of credit for NN.”

The $90 million revised syndicated credit agreement which expires in September 2011 provides for the borrowing of available funds by the Company’s domestic and European subsidiaries and is collateralized by assets of the Company in addition to pledges of stock and guarantees of our domestic and foreign subsidiaries.  The loan agreements contain customary covenants including restrictions on payments for dividends, capital expenditures and stock repurchases.  The revolving loan agreement carries a revised interest rate of LIBOR plus 4% and the senior notes which are due in April 2014, carry a revised interest rate of 8.5%.  At current interest rates, this yields a blended interest rate of approximately 6%.”

NN, Inc. manufacturers and supplies high precision metal bearing components, industrial plastic and rubber products and precision metal components to a variety of markets on a global basis.  Headquartered in Johnson City, Tennessee, NN has 12 manufacturing plants in the United States, Western Europe, Eastern Europe and China.  NN, Inc. had sales of US $421 million in 2007.

Except for specific historical information, many of the matters discussed in this press release may express or imply projections of revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance. These, and similar statements, are forward-looking statements concerning matters that involve risks, uncertainties and other factors which may cause the actual performance of NN, Inc. and its subsidiaries to differ materially from those expressed or implied by this discussion.  All forward-looking information is provided by the Company pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “assumptions”, “target”, “guidance”, “outlook”, “plans”, “projection”, “may”, “will”, “would”, “expect”, “intend”, “estimate”, “anticipate”, “believe”, “potential” or “continue” (or the negative or other derivatives of each of these terms) or similar terminology. Factors which could materially affect actual results include, but are not limited to: general economic conditions and economic conditions in the industrial sector, inventory levels, regulatory compliance costs and the Company's ability to manage these costs, start-up costs for new operations, debt reduction, competitive influences, risks that current customers will commence or increase captive production, risks of capacity underutilization, quality issues, availability and price of raw materials, currency and other risks associated with international trade, the Company’s dependence on certain major customers, the successful implementation of the global growth plan including development of new products and consummation of potential acquisitions and other risk factors and cautionary statements listed from time to time in the Company’s periodic reports filed with the Securities and Exchange Commission, including, but not limited to, the Company’s Annual Report on 10-K for the fiscal year ended December 31, 2007.

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